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                                                                 EXHIBIT 2.1 (C)
                  SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT


            This Second Amendment to Stock Purchase Agreement ("Agreement"), is made as of January 15, 2001 by and among JAMES CARR, an individual ("Seller"), WESTBROOKE COMMUNITIES, INC. ("WCI"), a Florida corporation, WESTBROOKE AT WEST LAKE, INC., a Florida corporation, WESTBROOKE AT WINSTON TRAILS, INC., a Florida corporation, WESTBROOKE AT PEMBROKE PINES, INC., a Florida corporation, and WESTBROOKE AT OAK RIDGE, INC., a Florida corporation (each of such companies individually referred to as an "Acquired Company" and collectively referred to as the "Acquired Companies"), HAROLD L. EISENACHER, LEONARD R. CHERNYS and DIANA IBARRIA (each of such three individuals individually referred to as a "Key Employee" and collectively referred to as the "Key Employees"), THE WESTBROOKE PARTNERSHIP, a Florida general partnership (the "Partnership"), NEWMARK HOMES CORP., a Nevada corporation ("Newmark") and WESTBROOKE ACQUISITION CORP., a Florida corporation ("Buyer").

                                    RECITALS

            WHEREAS, the parties hereto and Pacific USA Holdings Corp. ("Pacific USA") entered into that certain Stock Purchase Agreement and Addendum thereto ("Stock Purchase Agreement"), both dated as of January 15, 1998 and that certain Amendment to Stock Purchase Agreement dated December 15, 1999 ("Amendment" and together with the Stock Purchase Agreement, the "Stock Purchase Agreement as Amended") (capitalized terms used herein unless otherwise defined shall have the meaning provided in the Stock Purchase Agreement and the Amendment);

            WHEREAS, Technical Olympic USA, Inc. acquired all of Pacific USA's interest in Newmark and as a result thereof Pacific USA no longer has an interest in the Stock Purchase Agreement as Amended;

            WHEREAS, under Section 1.4(b) of the Amendment, Buyer and Newmark, jointly and severally, are required to pay certain amounts to each of the Key Employees within 10 days after the completion of Buyer's audit for its 2000 year but in no event later than April 30, 2001 (such payment to each Key Employee, the "2001 Key Employee Payment", and collectively, the "Key Employee Payments");

            WHEREAS, the Key Employees, Buyer and Newmark have reached an oral agreement regarding the amount of, timing of the payment of, security for the payment of and certain other matters related to, the 2001 Key Employee Payments and desire to memorialize such agreement;

            WHEREAS, pursuant to that certain promissory note in the original principal amount of $9,341,000 ("Negotiable Promissory Note") dated January 15, 1998 with Buyer as Maker and Seller as Payee, Buyer is obligated to pay Seller $2,468,200 in principal and $284,096.70 in interest on January 15, 2001 (the $2,752,296.70 principal and interest payment due on January



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15, 2001 under the Negotiable Promissory Note, the "2001 Negotiable Promissory
Note Payment");

            WHEREAS, pursuant to that certain note in the original principal amount of $4,600,000 ("4,600,000 Additional Consideration Note") dated December 15, 1999, with Newmark as Maker and Seller as Payee, Newmark is obligated to pay Seller $1,216,667 in principal and interest in the amount of $328,500 on January 15, 2001 (the $1,545,167 principal and interest payment due on January 15, 2001 under the $4,600,000 Additional Consideration Note, the "2001 Additional Consideration Payment");

            WHEREAS, pursuant to that certain promissory note in the original principal amount of $3,000,000 ("Replacement Note") dated December 15, 1999, with Newmark as maker and Seller as payee, Buyer is obligated to pay Seller $193,500 in interest on January 15, 2001 (the payment due on January 15, 2001 under the Replacement Note, the "2001 Replacement Note Payment";

            WHEREAS, Seller and Buyer and Newmark have reached an oral agreement regarding the timing of the payments of the 2001 Negotiable Promissory Payment and 2001 Additional Consideration Payment, security and/or additional security for the payment of and certain other matters related thereto and desire to memorialize such oral agreement;

            WHEREAS, pursuant to that certain Second Amended and Restated Employment Agreement by and between Seller and WCI dated December 15, 1999, ("Employment Agreement"), WCI is required to pay Seller a bonus each calendar year in an amount determined under Section 3(b) of the Employment Agreement (the bonus payable with respect to the 2000 calendar year, the "2000 Bonus");

            WHEREAS, Seller, WCI, Buyer and Newmark have reached an oral agreement regarding the amount, timing of the payment of, and security for the payment of, the 2000 Bonus and desire to memorialize such agreement;

            WHEREAS, the parties desire to amend the Stock Purchase Agreement as Amended and make provision with respect to the payment of the 2000 Bonus;

            WHEREAS, Westbrooke Companies Inc. ("Westbrooke Companies") a wholly owned subsidiary of Buyer is acquiring certain real property (such property, the "Property") and a portion of the amount which it will use to acquire the Property will be contributed to it directly and indirectly by Buyer and Newmark and all or a portion of the amounts Buyer and Newmark will directly or indirectly contribute to Westbrooke Companies for such purpose is only available to Buyer and Newmark as a result of the deferral by (i) Seller of the 2001 Additional Consideration Payment, the 2001 Negotiable Promissory Note Payment, 2001 Replacement Note Payment and the 2000 Bonus and (ii) Key Employees of the 2001 Key Employee Payments; and

            WHEREAS, Westbrooke Companies will directly benefit from the foregoing deferrals and in consideration thereof will grant mortgages to the Seller to secure the 2001 Additional Consideration Payment, 2001 Negotiable Promissory Note Payment, 2001 Replacement Note Payment and 2000 Bonus and the Key Employees to secure the 2001 Key Employee Payments.


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            NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties agree as follows:

            1. Key Employee Additional Consideration. Buyer, Newmark and the Key Employees acknowledge and agree that the amount of 2001 Key Employee Payment is $570,000. This amount shall be paid by the Buyer and Newmark delivering to each of the Key Employees a note in the form attached hereto as Exhibit 1.1 (each a, "Key Employee Note and collectively, the "Key Employee Notes"). Newmark and Buyer will cause Westbrooke Companies to grant a mortgage on the Property (each such mortgage a "Key Employee Mortgage") to each Key Employee to secure Buyer's and Newmark's obligations under the Key Employee Notes in the form attached hereto as Exhibit 1.2.

            2. Key Employee Fee. As partial consideration for each Key Employee deferring the payment of the 2001 Key Employee Payment as provided in the Key Employee Note, Buyer will pay to each Key Employee a fee of $8,550.00 within five days of the Closing.

            3. Seller Notes. Seller, Newmark and Buyer have agreed to (i) defer the payment of the 2001 Negotiable Promissory Note Payment, 2001 Replacement Note Payment and 2001 Additional Consideration Payment, (ii) provide for additional interest, (iii) secure and/or additionally secure the payment of such amounts by causing Westbrooke Companies to grant to Seller a mortgage on the Property, (iv) add Newmark as an additional maker on the Negotiable Promissory Note, and (v) add Buyer as an additional maker on the $4,600,000 Additional Consideration Note and Replacement Note. Buyer and Newmark will deliver to Seller Amended and Restated Promissory Notes in the forms attached hereto as
Exhibit 3.1, 3.2 and 3.3 (the "Amended and Restated $4,600,000 Additional Consideration Note", "Amended and Restated Negotiable Promissory Note" and "Amended and Restated Replacement Note", respectively. Seller shall return the $4,600,000 Additional Consideration Note, Negotiable Promissory Note and Replacement Note to Newmark within five days after the Closing. Newmark and Buyer will cause Westbrooke Companies to grant Seller a mortgage on the Property in the form attached hereto as Exhibit 1.2 (such mortgage the "Seller Mortgage"). Newmark affirms its obligation to maintain the Substitute LOCs to secure the Negotiable Promissory Note and the Replacement Note and covenants that the Substitute LOCs are currently in full force and effect for that purpose.

            4. Seller 2000 Bonus. WCI, Buyer, Newmark and Seller acknowledge and agree that the amount of the 2000 Bonus is $493,815. Seller has agreed to defer the payment of the 2000 Bonus. As evidence of WCI's obligation to pay the 2000 Bonus, WCI, Buyer and Newmark will deliver to Seller a Promissory Note ("2000 Bonus Promissory Note") in the form attached hereto as Exhibit 4. Newmark and Buyer will cause Westbrooke Companies to grant the Seller Mortgage to Seller to secure Buyer's, WCI's and Newmark's obligation under the 2000 Bonus Promissory
Note in the form attached hereto as Exhibit 1.2.

            5. Seller Fee. As partial consideration for the Seller deferring the 2000 Bonus, 2001 Negotiable Promissory Note Payment, 2001 Replacement Note Payment and 2001 Additional Consideration Payment as provided in the Amended and Restated $4,600,000 Additional


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Consideration Note and Amended and Restated Negotiable Promissory Note, Buyer
will pay to Seller a fee of $74,771.68 within five days of the Closing.

            6. Definition of Net Income. The introductory paragraph of Section 2.2(b)(3) of the Amendment shall be deleted in its entirety and the following shall be substituted in place thereof:

               (3) "Net Income" means, for any period in respect of which the amount thereof shall be determined, the aggregate of the net income for such period (taken as a cumulative whole), before federal and state income taxes, determined in accordance with GAAP, and based on audited financial statements, modified as follows: to the extent included in the consolidated net income of the Subject Entities, Net Income shall exclude the effect of the following items:

            7. Closing; Closing Obligations.

            7.1 Closing. The closing (the "Closing") of the transactions provided for in this Agreement will take place through an escrow closing pursuant to the terms of the Closing Escrow Agreement ("Closing Escrow Agreement"). Buyer and Newmark shall pay all taxes applicable to, and recording costs of, the Seller Mortgage and Key Employee Mortgages. Buyer shall pay Seller's and Key Employee's reasonable attorney's fees and costs in connection with this Agreement.

            7.2 Closing Obligations. At the Closing, Buyer and Newmark will deliver or cause to be delivered to White & Case LLP which shall act as the escrow agent ("Escrow Agent") under the Closing Escrow Agreement:

                  (i) Amended and Restated Negotiable Promissory Note to be delivered to Seller;

                  (ii) Amended and Restated $4,600,000 Additional Consideration Note to be delivered to Seller;

                  (iii)    Amended and Restated Replacement Note;

                  (iv)     2000 Bonus Note to be delivered to Seller;

                  (v)      Key Employee Note to be delivered to Leonard R.
                           Chernys;

                  (vi)     Key Employee Note to be delivered to Harold L.
                           Eisenacher;

                  (vii)    Key Employee Note to be delivered to Diana Ibarria;
                           and

                  (viii) a Key Employee Mortgage for the benefit of Leonard R. Chernys to be recorded by Escrow Agent in the public records of Miami-Dade County ("Public Records");


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                  (ix)     a Key Employee Mortgage for the benefit of Harold L.
                           Eisenacher to be recorded by the Escrow Agent in the Public Records;

                  (x) a Key Employee Mortgage for the benefit of Diana Ibarria to be recorded by the Escrow Agent in the Public Records;

                  (xi) The Seller Mortgage for the benefit of Seller to be recorded by Escrow Agent in the Public Records; and

                  (xii) evidence of corporate existence and authority of Buyer, WCI and Newmark to be delivered to Seller and the Key Employees.

            8. Incorporation. Except as otherwise provided herein, the terms and provisions of the Stock Purchase Agreement as Amended shall remain in effect.


                                  /s/ James Carr
                                  ---------------------------------------------
                                  JAMES CARR


                                  WESTBROOKE COMMUNITIES, INC., a
                                  Florida corporation


                                  By:  /s/ Harold L. Eisenacher
                                     ------------------------------------------
                                     Name:  Harold L. Eisenacher
                                     Title: Executive Vice President


                                  WESTBROOKE AT WESTLAKE, INC., a
                                  Florida corporation


                                  By:  /s/ Harold L. Eisenacher
                                     ------------------------------------------
                                     Name:  Harold L. Eisenacher
                                     Title: Executive Vice President




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                                  WESTBROOKE AT WINSTON TRAILS, INC., a
                                  Florida corporation


                                  By:  /s/ Harold L. Eisenacher
                                     ------------------------------------------
                                     Name:  Harold L. Eisenacher
                                     Title: Executive Vice President


                                  WESTBROOKE AT PEMBROKE PINES, INC., a
                                  Florida corporation


                                  By:       /s/ Harold L. Eisenacher
                                     ------------------------------------------
                                     Name:  Harold L. Eisenacher
                                     Title: Executive Vice President


                                  WESTBROOKE AT OAKRIDGE, INC., a
                                  Florida corporation


                                  By:  /s/ Harold L. Eisenacher
                                     ------------------------------------------
                                     Name:  Harold L. Eisenacher
                                     Title: Executive Vice President


                                    /s/ Harold L. Eisenacher
                                  ---------------------------------------------
                                  HAROLD L. EISENACHER


                                    /s/ Leonard R. Chernys
                                  ---------------------------------------------
                                  LEONARD R. CHERNYS


                                    /s/ Diana Ibarria
                                  ---------------------------------------------
                                  DIANA IBARRIA



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                                  THE WESTBROOKE PARTNERSHIP, a
                                  Florida general partnership


                                  By:  /s/ Harold L. Eisenacher
                                     ------------------------------------------
                                     Name:  Westbrooke Communities, Inc.
                                     Title: General Partner, by
                                            Harold L. Eisenacher
                                            Executive Vice President

                                  NEWMARK HOMES CORP., a Nevada corporation


                                  By:  /s/ Constantine Stengos
                                     ------------------------------------------
                                     Name:  Constantine Stengos
                                     Title: Chairman of the Board


                                  WESTBROOKE ACQUISITION CORP., a
                                  Florida corporation

                                  By:     /s/ Andreas Stengos
                                     ------------------------------------------
                                     Name:  Andreas Stengos
                                     Title: President




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Exhibits have not been included in the Form 10-K filing. Copies of these exhibits may be obtained without cost by contacting the following:

Newmark Homes Corp.

Attention:  Secretary

1200 Soldiers Field Drive

Sugar Land, Texas 77479


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